U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2007

Global Immune Technologies, Inc.
(Exact name of registrant as specified in its charter)

Wyoming (state of incorporation)	0-30520 (Commission File Number)	applied for (IRS Employer I.D. Number)

1518 West Hastings Street
Vancouver, B.C., Canada V6G 3J4
(604) 351-9443
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.

Under “Item 1.01 - Entry into a Material Definitive Agreement” in a Form 8-K filed on December 19, 2006 and reporting an event that occurred on July 19, 2006, the Registrant, Global Immune Technologies, Inc., reported that it had entered into an agreement to acquire all the issued and outstanding shares of capital stock of MedPri Limited, an England and Wales corporation, in exchange for the following:

•	74,000,000 shares of common stock of the registrant,

•	7,400,000 common stock purchase warrants, each warrant exercisable at $0.50 a share during a period of 5 years from the date of the agreement,

•
3-year, no-interest promissory notes in the principal amount of $10,000,000 convertible to common stock at any time prior to maturity of the notes at a price equal to 85% of the average closing price of the common stock over the 5 days prior to conversion but in no event convertible at a price less than $0.40 or greater than $1.00, and

•
a 1-year no-interest promissory note in the principal amount of $4,000,000 payable to Medical Monitors, Limited, convertible into common stock on the same terms as the above-described $10,000,000 promissory notes, this note to be in exchange for Medical Monitors’ assignment to MedPri Limited of certain patents and intellectual property relating to cardiovascular event monitoring technology and services.

In November 2006 the July 19, 2006 agreement was amended in certain insubstantial respects (see Exhibit 10 hereto), and on May 17, 2007 the transaction was effected and the registrant acquired, directly from the MedPri shareholders, all the issued and outstanding common stock of MedPri Limited in exchange for the above-described 74,000,000 shares of common stock, the 7,400,000 common stock purchase warrants, the three-year convertible note in the principal amount of $10,000,000, and the one-year convertible note in the principal amount of $4,000,000. The $4,000,000 convertible note was delivered to Medical Monitors in exchange for the assignment of the intellectual property to our company.

MedPri Limited’s principal assets are all the issued and outstanding capital stock of Primedical International, Inc., a Delaware corporation, whose principal assets are all the issued and outstanding capital stock of iCardia Healthcare Corp., a Delaware corporation (“iCardia”). iCardia is an operating business company with assets and sales of products relating to cardiovascular event monitoring. Because the Registrant, prior to closing the transaction in which it acquired all the capital stock of MedPri Limited, was a shell corporation, the transaction is regarded as a “reverse merger,” and the consolidated financial statements of MedPri Limited become the post-transaction historical financial record of the Registrant and the business development and record of MedPri Limited’s subsidiary, iCardia, become the focus of information about the Registrant’s newly-acquired business.

Form 10-SB Information

Item 1. Business Development

The business development of the Registrant is set forth on page 2 in Registrant’s Form 10-KSB for the year ended March 31, 2006 filed with the Commission on December 19, 2006 under the heading “Item 1. Description of Business - Our Corporate History.” The business development of MedPri Limited and its subsidiaries is as follows:

Development of the Technology

In 1997 Harry Platt and a partner, Allan Shell, established Medical Monitors Pty, Ltd., an Australian company, specializing in the design and development of medical monitoring equipment. In 2001 their company was acquired by Defiance Mining NL, a company listed on the Australian Stock Exchange, which changed its name to Medical Monitors, Limited.

Medical Monitors Limited developed a single-use, patient-event recorder (called “suPER”), which was designed to monitor patients with heart complaints for up to 30 days, after which the recorder could be discarded. Medical Monitors’ management states that the suPER is the only single-use EKG recorder in the heart monitoring market at present.

Medical Monitors has also developed a blood pressure monitor and service, called the BPfone, and other EKG recorders.

Development of the Means of Distribution of the Technology

In June 2004 iCardia Healthcare Corp. was incorporated and in July 2004 Primedical International, Inc. was incorporated, both in Delaware. The business purpose of each was to distribute iCardia’s products in the U.S. and the European Community (“EC”) pursuant to assignments of exclusive distribution agreements and software licensing agreements entered into in October 2004 by Medical Monitors and another Australian company named Primedical International plc.

In a series of efforts to raise capital to finance the distribution of iCardia’s products and services, MedPri Limited was incorporated in the United Kingdom on March 14, 2005 with total funds from investors of $2.3 million equity and $1.6 million of debt through December 31, 2006.

One month earlier, in February 2005 all of Primedical International Inc.’s issued share capital had been issued to Primedical International plc, which shares were cancelled in June 2005 and re-issued to MedPri Limited. In August 2005 the exclusive distribution and software licensing agreements were novated from Primedical International plc to MedPri Limited. As part of the novation agreement, Medical Monitors acquired 8,038,590 shares for a value of 0.01 British Pounds per share.

In December 2005 Primedical International, Inc., already a shareholder of iCardia, bought the rest of the issued and outstanding shares of common stock of iCardia, making iCardia a wholly-owned subsidiary of Primedical International, Inc. and, by extension, of MedPri.

Business of the Post-Transaction Company

We are focused on the development and application of novel technologies and software for use in the provision of “out of hospital” patient monitoring services and, in particular, in diagnostic cardiac monitoring.

We have established a market in the U.S. for our cardiovascular event monitoring technology and services, supplying devices and related diagnostic services to non-hospitalized patients with suspected cardiac rhythm disturbances and those at risk of related disorders.

Our lead EKG monitoring device is the suPER, a ‘single use’ patient EKG recorder which has Food and Drug Administration clearance in the US and a CE mark for sale in the EU. It provides 30 consecutive days of monitoring functionality and, at the end of the prescribed monitoring period, may be discarded by the patient. The device and related services, of which nearly 9,300 have been sold and activated to date, are prescribed by a patient’s physician and the physician billed for these products and services.

Physicians prescribe devices such as the suPER to patients who are suffering from intermittent heart rhythm disorders (arrhythmias) because these transient types of cardiac disorders may not occur while the patient is present in the doctor’s surgery or hospital.

Accordingly, the physician can prescribe the suPER and, when an ‘event’ occurs, the patient is able to capture and transmit his EKG at the relevant time for further analysis. Devices such as the suPER are regarded as representing an improvement in diagnostic yield over Holter monitors, which provide continuous monitoring, though typically only for a 24-hour period.

The business consulting firm, Frost and Sullivan, has estimated that the provision of monitoring devices in 2004 was worth US$296 million in the U.S. and that the associated services market was worth up to US$3.24 billion. It estimates that, even with constraints around conventional technologies, the products segment would grow at a compound rate of 3.8%, and that the services segment would grow at 2.3% per annum between 2004 and 2011.

Our suPER monitor, a looping memory monitor, is an EKG recording device that is about the size of a pager. It is attached to the chest via two electrodes with adhesive backings that adhere to the skin. The electrodes have snaps to which the lead wires from the monitor can be easily attached. The electrodes are disposable and can be changed according to the preference or needs of each individual patient. They are usually changed every three days.

When the patient feels symptomatic, a button on the front of the monitor is depressed to activate the recording process. The advantage of this type of monitor is that it records the EKG for a brief period of time before recording is activated by the patient. By way of example, this is meaningful for patients who are suspected of having runs of supraventricular tachycardia, where documenting the onset of the arrhythmia can be of diagnostic value. Transient symptoms, such as those that come and go suddenly, can also be efficiently captured and documented with this type of monitor.

The Receiving Center

The data taken from the patient and stored on the cardiac event recorder is transmitted via telephone to a central receiving station or call center. Certified cardiac technicians supervised by trained nursing personnel receive the transtelephonic data transmission. In this process, the data is taken from an audible signal and via proprietary software is converted into an EKG recording and report. The cardiac technician reviews the data and a report is sent either via email or facsimile to the physician’s office for professional interpretation. If the physician prefers, professional interpretation services are available by the iCardia board-certified cardiologist on staff.

If the patient report results indicate physician notification criteria is met, the cardiac technician contacts the physician and communicates the results. In the presence of a life-threatening arrhythmia, or in the case of very severe symptoms, emergency services are contacted in the patient’s area and the doctor notified immediately. In cases like this, the cardiac technician or his or her supervisor may stay on the phone with the patient until emergency services arrive.

Certified cardiac technicians and nurses who work in an EKG Receiving Center are specially trained in the analysis of complex cardiac arrhythmias. Many of the cardiac technicians have been trained in the hospital cardiology units, and all follow a set of clinical protocols or guidelines. These overall monitoring center reporting results, as well as policies and procedures, are reviewed by a board certified cardiologist and are audited routinely for compliance and training purposes.

The approved monitoring period is usually for 30 days, but additional periods may be approved if requested by the physician.

Distribution Methods

We have already established relationships with many of the leading medical centers of excellence throughout the U.S., including the Cleveland Clinic, Stanford Medical, M.D. Anderson and the Baylor College of Medicine, and extensive local and regional cardiology and primary care practices, who prescribe the suPER to their patients.

In order to roll out sales further, we have entered into a distribution agreement with a division of Physician Sales and Services, Inc., the leading physician product distributor in the U.S. with over 150 sales consultants that conduct business with physicians’ practices nationwide on a regular basis.

Our monitors are typically sold into the cardiac market through a sub-contract arrangement with physicians, cardiology practices, hospital networks, clinics, and primary care physicians at an agreed upon price for the device and 30 days of monitoring service.

All customer accounts complete a physician-signed “Customer Enrollment Form” with specific customer details. A sales order is received by our Customer Service Department, and devices are shipped directly to the physician/hospital customer. The physician refers a patient for service and typically provides the patient a suPER Kit and hookup training in the physician’s office. The patient begins to transmit - the first transmission is a “baseline” - and this initiates the monitoring process in the 30-day monitoring period, and the physician/hospital customer is billed directly.

Status of Any Publicly Announced New Product or Service

We are working on the development of a number of new technologies in addition to the suPER. The first, the suPERRT, is a patient-activated real-time ‘event’ recorder with built-in electrodes which enable an EKG to be recorded from a patient’s thumbs or directly on his chest. It has been designed to fulfill a complementary diagnostic need to the suPER. In addition, the Group has developed the BPfone, which measures a patient’s blood pressure.

The device’s algorithms are able to interpret the stored data and provide meaningful and concise output for analysis by a physician.

The suPERRT and the BPfone both represent devices which we believe are capable of commercialization within the next 12 months. Looking further into the future, we believe that there will be a range of other commercially valuable opportunities in the areas of remote monitoring and telemedicine software and devices which we will be well placed to exploit.

Competitive Business Conditions; Our Competitive Position in the Industry

We estimate the U.S. arrhythmia diagnostic market to be $500 to $550 million a year and growing at a rate of approximately 8-12% annually.

Our current competitive position is limited since we are still in a start-up phase. Currently there are three national providers in the industry, all of which have similar characteristics within their specific businesses. These three national outpatient diagnostic service companies are LifeWatch Inc., Physician Diagnostic Services Inc., which has recently been acquired by San Diego-based CardioNet, Inc., a leading provider of realtime, wireless mobile cardiac outpatient monitoring solutions, and Raytel Medical Incorporated, each having 18%, 12% and 6% of the national market, respectively.

The remaining market share is held by regional, hospital, and physician-based services, along with smaller local providers, which together account for approximately 64% of the domestic market today. The businesses outside the hospital- and physician-based models are locally owned and operated.

Methods of Competition

The iCardia business model provides physician, hospital or clinic customers with both clinical and economic benefits for utilizing the suPER technology and monitoring services. The physician/hospital purchases the suPER and contracts with us to provide the monitoring service. The suPER model provides a low cost, single use, hygienic device that saves customers time with an easy online enrollment and reporting process, eliminates device access issues and may improve customer reimbursement. The physician, hospital or clinic is responsible for billing the insurer for all appropriate monitoring codes.

We directly bill the practice, clinic or hospital for the device and service, which streamlines the billing procedures and cash flow management.

The competition today does not have a single-use device, which can create product access delays, and typically bills the third-party payers directly, which can create additional costs in the billing cycle. We believe that these factors and our low cost of service allow us to offer our monitoring devices and service to physicians at a financially attractive level. Primary physicians who previously had no access to specialist EKG devices are now able to prescribe the suPER to their patients and receive the many benefits described.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Our principal supplier and manufacturer of the EKG monitors is Dayang Electronics Limited, which was founded in 1996. Its major business areas are the development and manufacturing of quality electronic products for international markets. Formed by a group of engineers and personnel with extensive experience in the electronics products manufacturing industry, it offers original product design, development and quality production (ISO9001 certified) to its customers.

Dependence on One or a Few Major Customers

We became operational in early 2005 and since that time have developed a customer base of over 100 customers, with no customer representing more than 15% of sales.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

Medical Monitors Limited (“MML”) is the developer of our monitoring technology and owner of certain intellectual property and other know-how related to the development, operation and supply of our remote patient monitoring software and devices.

We previously held exclusive distribution and licensing rights from MML for the U.S. and the EU. Under the terms of these agreements, MML received a margin on supply of devices and a royalty on product sales and has been issued equity in MedPri Ltd. In turn, iCardia exploits these rights in the U.S. only in respect of certain devices based upon IP owned by MML, which comprises the ‘single use’ suPER ambulatory EKG recorder, the BPfone and associated software and operating systems.

We entered into an IP Acquisition Deed Agreement with MML (Exhibit 10.1 hereto) pursuant to which we acquired the intellectual property and ‘know how’ from MML in consideration for the $4 million Convertible Note described on page 2 in Item 2.01, “Completion of Acquisition of Assets.” The intellectual property includes patents, trademarks and know-how relating to the manufacture and distribution of the suPER and BPfone and the source code for the receiving software system. As a result of the IP Acquisition, we now own the rights to the technology worldwide and will no longer be required to pay margin or royalties to MML. The IP Acquisition Deed was approved by MML’s stockholders in the Annual General Meeting of November 30, 2006. Assignment of the Deed occurred as part of the May 17, 2007 closing of the transactions described herein. A description of the Patents, Patent Applications and Trademarks we acquired appears as Schedule 1 to the IP Acquisition Deed (Exhibit 10.1 hereto).

Need for any Government Approval of Principal Products or Services

The suPER, the “single use” patient EKG recorder, has Food and Drug Administration clearance in the U.S. and a CE mark for sale in the EU. New products under development are presently undergoing the FDA approval process.

Effect of Existing or Probable Governmental Regulations on the Business

FDA approval procedures on medical devices provide certain “barriers to entry” for new competitors, but these are nowhere as lengthy and costly as FDA approval for new drugs.

Ongoing Technical Support and Research and Development

Hitherto, technical support for our activities, including such matters as maintenance of our website and data transmission systems, daily backup of patient data, manufacturing supervision and performance of quality assurance on devices received from our manufacturer and software has been carried out by Medical Monitors’ technical division comprised of a 10-person technical staff. This division will establish itself within a new company, Diagnostics Devices Pty Limited, controlled by its employees and independent of Medical Monitors. It is based in Australia where, going forward, it expects to obtain advantageous financial and tax benefits from the Australian Government in its capacity as a research company.

Costs and Effects of Compliance with Environmental Laws

None

Number of Total Employees and Number of Full Time Employees

We have 13 full-time and 2 part-time employees.

Management’s Discussion and Analysis

The following table sets forth, as a percentage of sales, an analysis of several line-items of our Statements of Operations:

	For the Years Ended December 31,
	2006	2005	2004

Revenues	100	100	100
Cost of Goods Sold	81	116	548
Gross Margin	19	(16)	(440)
Operating, General and Administrative Expenses	175	317	513
Net (Loss)	(172)	(367)	(5,568)

Results of Operations

Revenues in 2006 of $1,081,089 were 1.6 times revenues of $689,612 in 2005 and 44 times revenues of $24,330 in 2004. We were just starting up in 2004 and became fully operational in early 2005. The increase in 2006 over 2005 was due primarily to the early success of our sales strategy being executed, which resulted in a record number of new accounts being closed and strong interest in the benefits obtained by using the suPER and iCardia monitoring services.

Cost of Goods and Gross Margin

The cost of goods of $875,947 in 2006 was an increase of only $72,564 over cost of goods of $803,383 in 2005; yet sales increased by $391,447 in 2006 over 2005. This better performance in 2006 over 2005 was due to the fact that the costs of certain services in 2005 did not have to be duplicated in 2006. 2004 was a start-up year and this is reflected in the significant negative margin.that has continued to improve.

Operating, General and Administrative Expenses

Operating, general and administrative expenses of $1,849,970 in 2006 were $303,563 less than similar expenses of $2,153,533 in 2005,while revenue in 2006 was 1.6 times revenue in 2005. This marked improvement is attributable, mainly, to a tight focus on costs and shifting from a direct sales model to utilizing third-party distributors that reduced payroll and related costs. In 2004 these expenses were $1,237,629 and reflected initial and early expenses attributed to start-up operations.

Net (Loss)

We had a net loss of $1,859,814 in 2006, a decrease of $673,975 from our net loss in 2005 of $2,533,789. Over half of this decrease is due to increased sales of $390,477 and almost half to a $303,563 reduction in operating, general and administrative expenses.

Liquidity and Sources of Liquidity

We have a negative current ratio: current assets of $582,007 and current liabilities of $3,467,358. We do not have capital sufficient to meet our cash needs during the next twelve months, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. We will have to seek loans or equity placements to cover such costs. While we have been successful in such activities in the past, there can be no assurance that we will be able to continue to obtain additional funds, which may impact our ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should we be unable to continue operations as a going concern.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly there can be no assurance that any additional funds will be available to the company to allow it to acquire and develop additional properties or cover its expenses as they may be incurred.

Should our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Notes Payable

As of December 31, 2006 we had $1,346,070 of convertible notes payable, $99,548 of demand notes payable, and $272,850 in unsecured notes payable to a related party.

Off-Balance Sheet Arrangements

Our company has not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated with us under which we have

•	an obligation under a guarantee contract,

•	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets,

•	any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, or

•
any obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by us and material to us where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with us.

Description of Property

Our operational headquarters are in an office park in Lake Forest, just outside Chicago. These facilities are leased through August 2007 for 2,300 square feet at $4,800 a month. We anticipate the need for additional space within this year, but there is adequate space available in the area.

Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners. The table below contains information for any person (including any “group”) who is known to us to be the beneficial owner of more than five percent of our common stock. It is based on 97,595,645 shares outstanding after the closing of the transaction with MedPri Limited and includes 16,195,645 shares outstanding before the closing, 74,000,000 shares issued in exchange for all the outstanding shares of MedPri, and the assumed exercise at $0.50 a share of 7,400,000 warrants issued to the shareholders of MedPri.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% of Class

Medical Monitors Limited Suite 407, Office Tower Westfield Eastgardens Eastgardens, NSW 2036 Australia	27,036,285	27.7%
Auspower Investments Level 1, Unit 16, Boomerang Place Sydney NSW 2011 Australia	4,565,504	4.7
Barule Overseas Ltd Mill Mall, Suite 6 Wickham’s Cay 1 P.O. Box 3085 Road Town, Tortola, British Virgin Islands	4,731,350	4.8
Drysdale Investments Ltd c/o Landmark Management 17 Avenue de la Costa BP 182 MC, 98004, Monaco	4,642,622	4.8
Durgas Investments Ltd c/o Morning Star Holdings Ltd. Hunkins Waterfront Plaza P.O. Box 556 Charlestown, Nevis	6,759,071	7.0
Lansdowne Investments Ltd P.O. Box 170, Churchill Building Front Street Grand Turk, Turks & Caicos Islands British West Indies	4,731,350	5.2
Yarandi Investments, Ltd. GPO Box 3898 Sydney NSW 2000 Australia	5,689,428	6.3

(b) Security ownership of management. The following information shows the number of shares of our common stock beneficially owned by all directors and nominees, naming them, each of the executive officers, and our directors and executive officers as a group. There is indicated by footnote the amount of interests with respect to which such persons have the right to acquire beneficial ownership, such as through stock options.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		% of Class

Robert Stewart #226, 460 Cranberry Way, Sherwood Park, AB T8H 2R3 Canada	87,644		*
David J. Stanley 6119 Oakcrest Road Dallas, TX 75248	1,806,147(i	)	1.9%
Brendan K. Beggin 821 Wedgewood Drive Crystal Lake, IL 60014	100,000(ii	)	*
Howard A. Irving III 4265 Soaring Eagle Cove Denver, NC 28037	15,000(ii	)	*
Harry L. Platt 122 Alma Road Maroubra NSW, Australia	511,235 (iii	)	*
Avram Perez 239 Bradley Street New Haven CT 06510	382,469 (iv	)	*
Herbert Ochtman 3000 Whitney Avenue, PMB #134 Hamden, CT 06518	382,469 (iv	)	*
Raymond Jarvis 5/22 Anderson Street Templestowe 3106 VIC Australia	0		0
Total for Directors and officers as a Group (8 persons)	3,284,964		3.4%

* Less than 1 percent

(i)	106,956 of these shares represent stock options presently exercisable or exercisable within 60 days.

(ii)	These shares represent stock options presently exercisable or exercisable within 60 days.

(iii)	320,000 of these shares are owned of record. 191,235 are owned beneficially through Lotag Limited, in which he owns more than 10% of the outstanding shares.

(iv)	Owned beneficially through his ownership of more than 10% of Iris Business Intelligence LLC.

(c) Changes in control. There are no arrangements which may result in a change in control of our company.

Item 5. Directors, Executive Officers, Promoters and Control Persons

Set forth below is information concerning our directors, executive officers, persons nominated or chosen to become such and significant employees expected to make a significant contribution to our business.

Names and Ages	Positions Held	Positions Held Since	Term Expires
Bob Stewart, 64	Director, MedPri Ltd	04/2007	Open
David Stanley, 52	CEO, iCardia Inc	01/01/2006	01/01/2009
Harry Platt, 51	Director and CEO, MedPri Ltd CTO, iCardia Inc	07/2006 06/01/2005	Open
Howard Irving, 37	VP of Sales, iCardia Inc Regional Sales Manager	01/2006 08/2004 - 01/2006	Open
Brendan Beggin, 44	CFO of iCardia and PMI VP Finance, iCardia Inc	01/07 6/04 - 12/06	12/09
Raymond Jarvis, 63	Director, MedPri Ltd	04/2007	Open
Avram Perez, 33	Director, PMI Inc. CFO, iCardia Inc.	08/2004 06/01/2005	Open Open
Herbert Ochtman, 45	Director, PMI Inc. Director, Corp Secretary, MedPri Ltd	08/2004 03/2005	Open Open

Bob Stewart. Mr. Stewart was involved in the real estate business in Alberta, Canada from 1975 until 1992. From 1992 until 1995 he was employed by and president of Sun Ventures Resources, Inc., an oil and gas production company listed on the Alberta Stock Exchange. In 1996 he was a founder and vice president of Commonwealth Energy Corp, an oil and natural gas exploration company listed on the Toronto Venture Exchange, and was so employed until 2001 when Commonwealth merged with Empire Energy Corporation. Since 2001 he has acted as a consultant to or a director of several public and private companies, including Sparta Capital, a Canadian financial investment company; Almont Capital, a Canadian blank check company; and HyDrive Technologies, a diesel fuel technology company. Mr. Stewart will devote approximately 100% of his time to the affairs of PriMedical Inc.

David Stanley. Mr. Stanley has been employed as the president and chief executive officer of iCardia Healthcare Corporation since October 2005. From March 2002 until October 2005 he was employed as the president and chief executive officer of Home Telehealth LLC in Dallas, Texas. Home Telehealth is in the business of telemedicine devices and services. He received a bachelor of science degree in 1977 from Texas A&M University. Mr. Stanley will devote his full time to the business of our company.

Harry L. Platt. Mr. Platt is the inventor and co-developer of our suPER EKG event-monitoring technology and numerous patented medical technologies. He will be the chief technical officer of Primedical, Inc. He has been employed since January 2007 as president and chief executive officer of MedPri International. From November 1996 until January 2007 he was employed as the chief technical officer of Medical Monitors Limited of Sydney, Australia. He received a bachelor of engineering science degree in 1976 from the University of NSW Sydney. Mr. Platt will devote approximately 100 percent of his time to the affairs of our company.

Howard Irving III. Mr. Irving has been employed since September 2004 to the present as vice president for sales and marketing of our subsidiary, iCardia Healthcare Corporation. Prior to joining our company he was employed form September 1994 until September 2004 as sales manager of LifeWatch, Inc. in its Raleigh, North Carolina facility. Mr. Irving devotes his full time to the business of our company.

Brendan Beggin. Mr. Beggin will serve as chief financial officer of Primedical Inc. and has served as CFO of iCardia and PMI since January 2007. He served as vice president of finance of iCardia from June 2004 through December 2006. From January 2000 until May 2004 he was employed as a vice president of treasury and chief compliance officer of Critical Care Systems of Lake Forest, Illinois, a company engaged in the business of specialty infusion pharmacy. He received a bachelor’s degree in accounting in 2004 from Western Illinois University and a master’s of business administration in 2006 from that same university and is a certified public accountant. Mr. Beggin devotes his full time to the business affairs of our company.

Raymond Jarvis. Mr. Jarvis has over 30 years management experience in cardiac and critical care markets in Australia and internationally. He currently is the CEO of a successful medical distribution company which operates throughout Australia, New Zealand and Southeast Asia. In particular, he was responsible for introducing cardiac monitoring technology into Australia in the mid eighties. Mr. Jarvis has had consulting positions with major medical equipment manufacturers and has been responsible for the successful introduction of numerous new medical technologies to the market. Mr. Jarvis will devote approximately 30% of his time to the affairs of the company.

Avram Perez. Mr. Perez is a qualified Certified Practicing Accountant and was previously the Finance Manager with State Street Banking Corporation for the Asia-Pacific region, based in Australia. Mr. Perez was responsible for corporate finance, technology and information systems in finance. In 1999 Mr. Perez moved to the United States to complete his MBA at Yale University, after which he co-founded Urix LLC, where he was responsible for creating the architecture for an advanced data analysis and reporting system for use in the healthcare industry. He is currently a director and VP of Technology at Urix LLC. Mr. Perez will resign his position in the company on re-listing.

Herbert Ochtman. Mr. Ochtman has a long history of bringing innovative technologies to market, and has been a co-founder of several successful start-ups. In 1998 Mr. Ochtman moved to the United States to complete his MBA at Yale University before joining Freshnex Inc, an online B2B exchange, as Director of International Business Development. In 2001, he co-founded Urix LLC with Mr. Perez. He is currently a director and VP of Corporate Strategy at Urix.. Mr. Ochtman will resign his position in the company on re-listing.

Family relationships. There are no family relationships among the persons described above.

Involvement in Certain Legal Proceedings. None of the above-named officers and directors, during the past five years, has been involved in any of the following events:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 6. Executive Compensation

The following information concerns the compensation of the named executive officers for each of the last two completed fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensa- tion ($)	All Other Compensa- tion ($)		Total ($)

David Stanley, CEO, iCardia	2006 2005	160,000 160,000	40,000(i) 40,000		24,479(ii)(iii	)					224,479 200,000
Brendan Beggin, CFO, iCardia & PMI	2006 2005	125,000 165,000	5,000 5,000		20,399(iii)(iv	)					150,399 170,000
Howard Irving, VP Sales, iCardia Inc	2006 2005	150,000 150,000	5,000 5,000		3,060(iii)(v	)					158,060
Bob Stewart, Director, MedPri Ltd	2006 2005	NIL	NIL		NIL						NIL
Harry Platt, CEO MedPri Ltd CTO, iCardia, Inc.	2006 2005	NIL	NIL	191,239	NIL				90,909(vi	)	282,148
Avram Perez Director, PMI Inc	2006 2005	NIL	NIL	382,469	NIL						382,469
Herbert Ochtman Corp Secretary, MedPri Ltd, Director, PMI Inc	2006 2005	NIL	NIL	382,469	NIL				90,909(vi	)	473,378
Raymond Jarvis Director, MedPri Ltd	2006 2005	NIL	NIL		NIL						NIL

(i)	The annual bonus is equal to 15% to 40% of the base salary of $160,000.

(ii)
Mr. Stanley was granted 240,000 common stock purchase options exercisable at $0.50 a share. 60,000 of these options vested on January 1, 2006, and the balance vest at the rate of 7,826 a month through December 2008.

(iii)
The value of these options was determined by application of the Statement of Financial Accounting Standard No. 123(R) using the modified prospective transition method. See Notes to Financial Statements of MedPri Limited, “2. Summary of Significant Accounting Policies - Stock Based Compensation.”

(iv)
Mr. Beggin was granted 200,000 common stock purchase options exercisable at $.50 a share. 50,000 of these options vested on January 1, 2005, 50,000 vested on January 1, 2006, and the balance on January 1, 2007 and 2008.

(v)
Mr. Irving was granted 30,000 common stock purchase options exercisable at $.50 a share. 7,500 of these options vested on January 1, 2005, 7,500 vested on January 1, 2006 and the balance on January 1, 2007 and January 1, 2008.

(vi)
In 2006 MedPri Limited and Primedical International, Inc. compensated certain officers with fees for special assignments carried out during 2006. These fees of $90,909 were to be accrued and exchanged for shares of common stock of Global Immune Technologies at $0.20 a share, the conversion to occur after the transaction reported herein is concluded.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following information concerns unexercised stock options, stock that has not vested, and equity incentive plan awards for each named officer outstanding at the end of the last fiscal year:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Stanley, CEO, iCardia	153,912	86,088	0	0.50
Brendan Beggin, VP Finance, iCardia	50,000 100,000	150,000 100,000	0 0	0.50 0.50	12/2017 12,2017
Howard Irving, VP Sales, iCardia	7,500 15,000	22,500 15,000	0 0	0.50 0.50	12/2017 12,2017
Bob Stewart, Director, MedPri Ltd	NIL
Harry Platt, CEO MedPri, CTO, iCardia	NIL
Herbert Ochtman Corp Secretary, MedPri Ltd, Director, PMI Inc	NIL
Avram Perez Director, PMI Inc	NIL
Raymond Jarvis Director, MedPri Ltd	NIL

Compensation of Directors

The directors for the three companies (MedPri Limited, Primedical International, Inc. and iCardia Healthcare Corporation) received no compensation for the last completed fiscal year:

Stock Options

The total number of stock options outstanding at the end of 2006 was 630,000.

Employment Contracts

iCardia Healthcare Corporation entered into an employment contract on January 1, 2006 with David Stanley, the president of iCardia. The terms and conditions of the contract are as follows:

•	The term of employment is 3 years.

•	Mr. Stanley shall serve as iCardia’s President, Chief Executive Officer and Chairman of the Board of Directors.

•
Mr. Stanley’s salary, subject to being increased but not decreased by the directors, is $160,000 a year “base salary” plus an annual bonus equal to 15% to 40% of the “base salary” but no less than $40,000 during the first year of employment.

•
Mr. Stanley is granted 240,000 common stock purchase options under the company’s Long-Term Incentive Plan exercisable at $0.50 a share. Vesting 25% on January 1, 2007 with the rest vesting monthly in equal amounts with the last vesting the last day of December 2008.

•	Mr. Stanley receives an automobile allowance of $600 a month.

•	iCardia can terminate the agreement “for cause.”

Item 7. Certain Relationships and Related Transactions and Director Independence

As part of the closing of the transaction between Global Immune Technologies, Inc. and MedPri Limited (the parent of Primedical International, Inc. and iCardia Healthcare Corp.), Global Immune Technologies delivered to MedPri a one-year promissory note in the principal amount of $4,000,000 payable to Medical Monitors Limited, convertible into common stock of Global Immune Technologies at any time prior to maturity of the note at a price equal to 85% of the average closing price of the common stock over the 5 days prior to conversion but in no event convertible at a price less than $0.40 or greater than $1.00 a share. The consideration for this transaction was Medical Monitors’ assignment to Global Immune Technologies of the patents and other intellectual properties owned by Medical Monitors.

Mr. Harry Platt, CEO of MedPri, owns 3.2 percent of the equity stock of Medical Monitors. This equates to a $128,000 interest in the $4,000,000 note or the right to acquire, through the note’s conversion right, between 128,000 and 320,000 shares of the common stock of our company.

Director Independence

None of our directors is “independent” under the independence standards of Nasdaq.

Item 8. Description of Securities

Common Stock

Our company is authorized to issue an unlimited number of shares of common stock without par value and has 90,195,645 shares of common stock issued and outstanding and 7,400,000 stock purchase warrants outstanding exercisable for five years at $0.50 a share and 2,500,000 stock purchase warrants outstanding exercisable at $0.03 a share.

Voting Rights

Holders of the shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of common stock do not have a cumulative voting right, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

Dividend Rights

Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available therefor.

Preemptive Rights

Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

Registrar and Transfer Agent

Continental Stock Transfer & Trust Co., 17 Battery Place, 8th Floor, New York, NY 10004, is our transfer agent and registrar of our common stock.

Dissenters' Rights

Under current Wyoming law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's articles of incorporation.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Our common stock trades on the OTC Bulletin Board under the stock symbol “GIMU”. The range of high and low bid information for the common stock on the Bulletin Board during the period covered by our financial statements included herein is set forth below. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Quarter Ended	High	Low

June 30, 2004	0.38	0.25
September 30, 2004	0.16	0.145
December 31, 2004	0.09	0.09
March 31, 2005	0.34	0.30

June 30, 2005	0.35	0.31
September 30, 2005	0.28	0.20
December 31, 2005	0.25	0.17
March 31, 2006	0.16	0.16

June 30, 2006	n/a	n/a
September 30, 2006	n/a	n/a
December 31, 2006	0.05	0.12
March 31, 2007	0.09	0.13

Holders. We have approximately 54 holders of record of our common stock.

Dividends

We have declared no cash dividends on our common stock since inception. There are no restrictions that limit our ability to pay dividends on our common stock or that are likely to do so in the future other than the restrictions set forth in Wyoming corporation law. These restrictions provide that no distribution may be made to our shareholders if, after giving effect to the distribution, (1) we would not be able to pay our debts as they mature or (2) our total assets would be less than our total liabilities plus any amounts needed, were we to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any shareholders over the rights of the common stock shareholders.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of March 31, 2006 concerning equity compensation plans under which shares of common stock of the company are authorized for issuance. Global Immune Technologies, itself, prior to the closing of the transaction described above and herein, had no securities authorized for issuance under equity compensation plans. The information in the table reflects a compensation plan of iCardia assumed in connection with the acquisition by Global Immune Technologies of all the capital stock of MedPri Limited and its wholly-owned subsidiary, Primedical International, Inc. and its wholly-owned subsidiary, iCardia Healthcare Corp.

	Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	630,000.50		4,770,000

Equity compensation plans not approved by security holders	None

Total	630,000.50		4,770,000

LEGAL PROCEEDINGS

Neither our company nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to our business.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

On July 19, 2006, our former independent certifying accountant, Smythe Ratcliff, LLP, resigned. On July 19, 2006, we engaged James Stafford Chartered Accountants to replace Smythe Ratcliffe, LLP.

The financial statements reported on by Smythe Ratcliffe, LLP were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years, and interim periods, with the exception that Smythe Ratcliffe, LLP did issue a going concern opinion which appears in Note 2 of the Company’s financial statements which are a part of the Form 20-F Annual Report for the period ending March 31, 2005.

Recent Sales of Unregistered Securities

Information regarding sales of securities that our company, prior to its acquisition of all the outstanding stock of MedPri Limited, sold within the past three years without registering the securities under the Securities Act of 1933 is set forth (i) in our Form 10-KSB for the fiscal year ended March 31, 2006 under the heading “Market for Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities,” and (ii) in our Forms 10-QSB for the interim quarters ended June 30, 2006, September 30, 2006 and December 31, 2006 under the heading “Recent Sales of Unregistered Securities.”

Information regarding sales of unregistered common stock sold by MedPri during the past three years is as follows:

Name and Address of Shareholder	Number of Ordinary Shares	Price per Share (in £)	Funds Invested (in £)	Dates
Medical Monitors Limited Suite 407, Office Tower Westfield Eastgardens Eastgardens, NSW 2036 Australia	19,364,490	0.010	113,259	2004-05
Yarandi Investments Pty Ltd GPO Box 3898 Sydney NSW 2000 Australia	4,075,000	0.098	400,000	2005-06
Auspower Investments Level 1, Unit 16, Boomerang Place Sydney NSW 2011 Australia	3,270,000	0.168	550,000	2005
Aspermont Limited 613-619 Wellington Street Perth, WA 6000 Australia	2,000,000	0.041	82,503	2004
Wellness-Link International Inc. 101, 11650-79 Avenue Edmonton, Alberta, T6G 0P7 Canada	968,224	0.126	121,799	2004
Mistic Investments 15/4 Mitchell Road Darling Point, NSW 2027, Australia	248,000	0.111	27,486	2005

Total	29,925,714		1,295,047

All of the above sales of common stock were not subject to the jurisdiction of the United States by reason of the facts that both the issuer and the purchasers were foreign persons or entities, the sales were conducted outside the territorial limits of the United States, and there was no substantial U.S. market interest in the transactions.

Indemnification of Directors and Officers

Pursuant to the Wyoming General Corporation Act, under most circumstances the company’s officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company’s business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

Part F/S

Set forth below are the following financial statements of our company:

Global Immune Technologies, Inc. (pre-transaction):
Financial Statements for the Fiscal Years Ended
March 31, 2005 and 2004. Incorporated by reference to its
Form 10-KSB filed for the fiscal year ended
March 31, 2006 (Commission File #0-30520)
Financial Statements for Interim Period ended
December 31, 2006. Incorporated by reference to its
Form 10-QSB filed for the interim fiscal period
Ended December 31, 2006 (Commission File #0-30520)

MedPri Limited:
See Item 9.01 below.

[End of Form 10-SB Information]

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective May 17, 2007, the date the Registrant acquired all the capital stock of MedPri Limited, John Stafford of Vancouver, B.C., Canada, independent accountant of the Registrant, Global Immune Technologies, Inc., was dismissed and the Oklahoma City, Oklahoma accounting firm of Murrell, Hall, McIntosh & Co., PLLP was engaged to be the new principal independent accountant of Global Immune Technologies, Inc.

James Stafford’s reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion nor were they modified as to uncertainty, audit scope or accounting principles.

The decision to change the registrant’s principal independent accountant was recommended by the board of directors. There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Item 5.01 Changes in Control of Registrant

See response to Item 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See response to Item 2.01 above.

Item 5.03 Amendments to Bylaws; Change in Fiscal Year

Effective May 17, 2007, the day the Registrant acquired all the capital stock of MedPri Limited and changed the Registrant’s officers and directors, the new board of directors of the Registrant amended the company’s Bylaws, which had reference to the laws of England and Wales, by replacing them with a new set of Bylaws, which make reference to the laws of Wyoming.

Effective May 17, 2007 the new directors of the Registrant changed the fiscal year of the Registrant to end on December 31, 2007.

The new management of the Registrant will file a Form 10-KSB for the Registrant’s fiscal year that ended on March 31, 2007 and later file a Form 10-QSB for the three-month interim period to end June 30, 2007.

Item 5.06 Change in Shell Company Status

See response to Item 2.01 above.

Item 9.01 Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial statements and exhibits filed as a part of this report.

(a) Financial statements of businesses acquired

(b) Pro forma financial information

MedPri Limited, Inc. and GIMU Pro Forma Consolidated Balance Sheet (Unaudited) Year Ended December 31, 2006	PF-1
MedPri Limited, Inc. and GIMU Pro Forma Consolidated Statement of Income (Unaudited) Year Ended December 31, 2006	PF-2

(c) Shell company transactions

See response to Item 2.01 above.

(d) Exhibits

The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Description	Ref.

2	Securities Exchange Agreement between Global Immune Technologies, Inc. and MedPri Limited

3(i)	Articles of Incorporation of Global Immune Technologies, Inc.

3(ii)	Bylaws of Global Immune Technologies, Inc.

10	Intellectual Property Acquisition Deed Agreement

10.1	Employment Agreement January 1, 2006 between iCardia Healthcare Corporation and David Stanley

10.2	Distribution Agreement with Physician Sales and Services, Inc.

10.3	Long-Term Incentive Plan of iCardia

14	Code of Ethics	(1)

21	List of Subsidiaries

(1)	Previously filed as Exhibit 20 to Form 10-KSB for the fiscal year that ended March 31, 2006, filed December 19, 2006; Commission File No. 0-30520, incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	Global Immune Technologies, Inc.

	By:	/s/ Bob Stewart
Bob Stewart, President

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
MedPri, Limited,

     We have audited the accompanying consolidated balance sheets of MedPri, Limited, and subsidiaries (the “Company”) as of December 31, 2006, 2005, and 2004, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MedPri, Limited as of December 31, 2006, 2005, and 2004, and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant net losses during the years ended December 31, 2006, 2005, and 2004 and has negative working capital as of December 31, 2006. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Murrell, Hall, McIntosh & Co., PLLP

Oklahoma City, Oklahoma
March 9, 2007

MedPri Limited, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004

ASSETS

Current Assets:
Cash	$48,062	$7,506	$58,339
Accounts receivable, net of allowance for doubtful accounts of $32,612, $21,088, and $0, at December 31, 2006, 2005, and 2004, respectively	178,028	176,299	19,849
Other Receivables	-	-	500
Inventory	355,624	602,593	46,046
Prepaid expenses	293	-	6,667
Total current assets	582,007	786,398	131,401

Property and Equipment, net	54,379	84,768	95,694

Other Assets - deposits	2,154	1,614	1,100

Total Assets	$638,541	$872,780	$228,195

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$378,030	$269,173	$303,585
Accounts payable - related party	847,413	475,595	13,560
Convertible notes payable, net of discount of $40,000 at December 31, 2004	1,346,070	459,975	60,000
Demand notes payable	99,548	59,623	116,825
Notes payable - related party	272,850	274,850	146,972
Unearned revenue	521,768	566,603	-
Current portion of obligations under capital leases	1,678	6,955	10,998
Total current liabilities	3,467,358	2,112,774	651,940

Commitments and Contingent Liabilities	-	-	-

Shareholders' Deficit:
Common Stock, $0.02 par value, 100,000,000 shares
authorized, 58,302,000, 56,828,184, 37,271,023 shares issued
at December 31, 2006, 2005, and 2004, respectively	1,049,436	1,022,907	527,187
Treasury Stock, 8,000,000 shares at December 31, 2006 and 2005	(119,691)	(119,691)	-
Additional paid-in capital	1,989,774	1,745,312	403,801
Retained deficit	(5,748,336)	(3,888,522)	(1,354,733)
Total shareholders' deficit	(2,828,816)	(1,239,994)	(423,745)

Total Liabilities and Shareholders' Deficit	$638,541	$872,780	$228,195

MedPri and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004

Revenue:
Net revenues	$1,081,089	$689,612	$24,330
Other revenue	-	-	2,000

	1,081,089	689,612	26,330

Cost of Goods Sold:
Cost of Goods Sold	875,947	803,383	133,434

Gross (Loss)	205,143	(113,771)	(107,104)

Operating, General and Administrative Expenses:
Operating, general and administrative expenses	1,849,970	2,153,533	1,237,629
Depreciation	37,824	34,708	10,000

	1,887,794	2,188,241	1,247,629

Operating (Loss)	(1,682,652)	(2,302,012)	(1,354,733)

Other Expense:
Interest expense	112,162	231,777	-
Loss on debt extinguishment	65,000	-	-

Net (Loss) before Income Taxes	(1,859,814)	(2,533,789)	(1,354,733)

Provision for income taxes:
Income tax expense	-	-	-

Net (Loss)	$(1,859,814)	$(2,533,789)	$(1,354,733)

Weighted average common shares outstanding
basic and diluted	57,565,092	47,049,604	22,635,512

Net (loss) per common share-basic and diluted	$(0.03)	$(0.05)	$(0.06)

MedPri and Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	Common Stock		Additional	Treas Stock			Total
	Shares	Amount	Paid-In Capital	Shares	Amount	Retained Deficit	Stockholders Equity

Balance, January 1, 2004	8,000,000	$309	$-	-	$-	$-	$309

Shares issued for cash	4,644,851	83,607	363,801	-	-	-	$447,408

Warrants issued with convertible notes	-	-	40,000	-	-	-	$40,000

Shares issued for services	24,626,172	443,271	-	-	-	-	$443,271

Net loss for the year ended
December 31, 2004	-	-	-	-	-	(1,354,733)	$(1,354,733)

Balance, December 31, 2004	37,271,023	527,187	403,801	-	-	(1,354,733)	(423,745)

Sale of Stock for cash	23,807,046	428,527	1,201,511	-	-	-	$1,630,038

Repurchase of Treasury Stock	(8,000,000)	(309)	-	8,000,000	(119,691)	-	$(120,000)

Shares issued for services	3,750,115	67,502	-	-	-	-	$67,502

Warrants issued with convertible notes			140,000				$140,000

Net loss for the year ended
December 31, 2005	-	-	-	-	-	(2,533,789)	$(2,533,789)

Balance, December 31, 2005	56,828,184	$1,022,907	$1,745,312	8,000,000	$(119,691)	$(3,888,522)	$(1,239,994)

Sale of stock for cash	1,473,816	26,529	228,397	-	-	-	$254,926

Stock option compensation expense	-	-	16,065	-	-	-	$16,065

Net loss for year ended
December 31, 2006	-	-	-	-	-	(1,859,814)	$(1,859,814)

Balance, December 31, 2006	58,302,000	$1,049,436	$1,989,774	8,000,000	$(119,691)	$(5,748,336)	$(2,828,816)

See accompanying notes to consolidated financial statements.

MedPri and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004
OPERATING ACTIVITIES:
Net loss	$(1,859,814)	$(2,533,789)	$(1,354,733)
Adjustments to reconcile net loss to cash
provided by operations:
Depreciation	37,824	34,708	10,000
Amortization of loan discount	-	180,000	-
Loss on debt extinguishment	65,000	-	-
Stock option compensation expense	16,065	-	-
Shares issued for services	-	67,502	443,271
Decrease (increase) in accounts receivable	(1,729)	(156,450)	(19,849)
Decrease (increase) in other receivables	-	500	(500)
Decrease (increase) in inventory	246,969	(556,548)	(46,046)
Decrease (increase) in prepaid expenses	(293)	6,667	(6,667)
Decrease (increase) in other assets	(540)	(514)	(1,100)
Increase (decrease) in accounts payable and accrued liabilities	480,675	427,623	317,145
Increase (decrease) in unearned revenue	(44,835)	566,603	-

Net cash used by operating activities	(1,060,677)	(1,963,699)	(658,479)

INVESTING ACTIVITIES:
Additions to property and equipment	(7,436)	(23,781)	(105,695)

Net cash used by investing activities	(7,436)	(23,781)	(105,695)

FINANCING ACTIVITIES:
Proceeds (payments) from capital leases	(5,277)	(4,043)	10,998
Proceeds from promissory notes, net	859,020	426,608	375,105
Proceeds from issuance of common stock	254,926	1,630,038	447,408
Repurchase of treasury stock	-	(120,000)	-

Net cash provided by financing activities	1,108,669	1,936,646	822,513

NET INCREASE (DECREASE) IN CASH	40,556	(50,833)	58,339
Cash, Beginning of Year	7,506	58,339	-
Cash, End of Year	$48,062	$7,506	$58,339

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$2,207	$12,059	$-
Income taxes paid	$-	$-	$-

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

1. ORGANIZATION AND HISTORY

MedPri Limited is a holding company, registered as a limited company under the laws of the United Kingdom on March 14, 2005.

We currently operate through our wholly owned subsidiaries: iCardia Healthcare Corporation Inc. (“iCardia”), a Delaware Corporation, which is a wholly owned subsidiary of Primedical International Inc (“PMI”), also a Delaware Corporation that is itself wholly owned by MedPri Limited (“MedPri”). iCardia was incorporated in Delaware on June 7, 2004 and is the only entity with employees and actively operating.

iCardia is engaged in the marketing and distribution in the United States of the SUPER monitor, a cardiac event monitoring device, and the provision of related monitoring and data transcription services to medical practitioners and their patients.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with accounting principals generally accepted in the United States of America. For certain Company financial instruments, including cash, accounts payable and other accrued liabilities, the carrying amounts approximate fair value, due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered the Company for debt of similar maturities are substantially the same.

Revenue

Revenue from the sale of products and services is recognized, at net collectible levels, in the period when a physician refers a patient for the SUPER monitor and 30 days of monitoring service, and the patient contacts the iCardia call center to begin service. The SUPER monitor is shipped direct to physician customers under a sub-contract arrangement or to patients referred for monitoring service. iCardia bills the physician account directly.

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

For sales through a third party distributor product sales revenue is recognized upon product shipment at the agreed upon price. These sales are recorded as a deduction from advanced sales payments received by the Company during 2005 that have been recorded as deferred revenue (Note 6). When the patient is referred to the monitoring center, service revenue is recognized and the third party distributor is billed for these services.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

Accounts Receivable

Accounts receivable are reduced by an allowance for doubtful accounts which provides for those accounts from which payment is not expected to be received, although services were provided and revenue was earned. The allowance amount is currently recorded at a percentage of net sales based on our operating history and will be adjusted in future periods. Upon determination that an account is uncollectible, it is written-off and charged to the allowance.

Inventory

Inventory, which consists only of finished goods, is stated at the lower of cost or market, with cost being determined by the first-in, first-out (FIFO) method.

Property, Equipment and Depreciation

Property and equipment is recorded at historical cost. Depreciation is recorded over the estimated useful lives of the assets (three to five years) using the straight-line method. Major improvements are capitalized, while repair and maintenance expenditures are expensed as incurred. Depreciation expense for the years ended December 31, 2006, 2005, and 2004 was $37,824, $34,708 and $10,000, respectively. The following table summarizes total Property and Equipment as of December 31:

	2006	2005	2004

Equipment	$38,494	$33,284	$29,091
Computers and software	98,417	96,192	76,603
Property and equipment, at cost	136,911	129,476	105,694

Less accumulated depreciation and amortization	(82,532)	(44,708)	(10,000)

Property and equipment, net	$54,379	$84,768	$95,694

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Loss Per Share

SFAS No. 128 “Earnings Per Share” requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has common stock equivalents, which have not been included in the net loss per share calculation since their effect would be anti-dilutive. A total of 900,000, 900,000 and 200,000 warrants were outstanding as of December 31, 2006, 2005 and 2004, giving the right to purchase 900,000, 900,000 and 200,000 shares of common stock, respectively, at a price of $0.50 per share. None of these warrants were exercised as of the periods ended.

Stock Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon The Company’s adoption of SFAS No. 123(R).

Prior to adopting SFAS No. 123(R), The Company accounted for its stock options using the intrinsic-value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB No. 25”) and related interpretations. This method required compensation expense to be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Accordingly no compensation expense has been recorded for the years ended December 31, 2005, and 2004.

Had The Company elected the fair value provisions of SFAS No. 123(R), The Company’s 2005 net loss would have increased by $16,065. There were no stock options issued or outstanding during the year ended December 31, 2004.

As a result of adopting SFAS No. 123(R) on January 1, 2006, The Company’s net loss for the year ended December 31, 2006 was $16,065 greater than if The Company had continued to account for share-based compensation under APB No. 25.

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

Unrecognized compensation expense as of December 31, 2006 related to outstanding stock options was $32,128.

The fair value of each option grant is estimated for disclosure purposes on the date of grant using the Black-Scholes option-pricing model with the expected lives equal to the vesting period.

A summary of the status of stock options and related activity for the years ended December 31, 2006, 2005, and 2004 is presented below:

	Options	Weighted Average Exercise Price
Options outstanding at January 1, 2004	-		$-
Granted during the year	-		-
Surrendered, forfeited or expired	-		-
Exercised	-		-
Options outstanding at December 31, 2004	-	$	.-
Granted during the year	1,180,000		0.50
Surrendered, forfeited or expired	(520,000)		0.50
Exercised	-
Options outstanding at December 31, 2005	660,000		$0.50
Granted during the year	-		0.50
Surrendered, forfeited or expired	(30,000)		0.50
Exercised	-		-
Options outstanding at December 31, 2006	630,000		$0.50

The following tabulation summarizes certain information concerning outstanding and exercisable options at December 31:

	2006	2005	2004
Outstanding options:
Number outstanding	630,000	660,000	-
Weighted average exercise price	$0.50	$0.50	$-
Weighted average remaining
contractual life in years	8.0	9.0	-

Exercisable options:
Number outstanding	157,500	113,750	-
Weighted average exercise price	$0.50	$0.50	$-

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

Recently Issued Accounting Standards

SFAS No. 151, Inventory Costs - an amendment of ARB No. 4 and SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67, SFAS No. 153, Exchange of Non-monetary Assets - am amendment of APB Opinion No. 29, SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB No. 20 and SFAS 3, SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and No. 140, SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140, and SFAS 158 “An Employer’s Accounting for Defined Benefit and Other Postretirement Plans” were recently issued. SFAS No. 151, 152, 153, 154, 155, 156, and 158 have no current applicability to the Company and have no effect on the consolidated financial statements.

In June of 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”. This interpretation clarifies the accounting and reporting of uncertainty in income taxes recognized in an enterprise’s financial statements. This Interpretation will be effective for fiscal years beginning after December 15, 2006. The Company is currently assessing the effect this Interpretation will have on the reporting of future operations.

Management is currently assessing the effect, if any that the adoptions of SFAS No. 157 “Fair Value Measurement” and SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” will have on the reporting of future operations.

3. GOING CONCERN

The accompanying consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America, contemplates the continuation of the Company as a going concern. The Company has sustained significant losses from operations and has used capital raised through the issuance of securities to fund its activities. Continuation of the Company as a going concern is contingent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity. Management believes that its current efforts to raise additional working capital will allow it to continue as a going concern. However, the Company's financial statements do not include any adjustment that might result from the outcome of this uncertainty.

4. RELATED PARTY TRANSACTIONS

Notes Payable

Throughout 2006, 2005, and 2004, the Company's officers and directors made various loans to the Company. These loans accrue interest at 5% annually and are due on demand. The outstanding amounts of these loans at December 31, 2006, 2005, and 2004 were $43,000, 45,000 and $146,972, respectively.

During the years ended December 31, 2006 and 2005 Medical Monitors LTD, a significant shareholder, made loans totaling $229,850 to the Company. The loans are due on demand and bear interest at 8% annually. As of December 31, 2006 and 2005 the outstanding balance on these loans was $229,850.

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

Inventory Purchases

Product purchases for SUPER devices are made from Medical Monitors, LTD. Medical Monitors, LTD is an Australian company involved in the sale and development of cardiac monitoring technology, and owns 19,364,490, 19,364,490 and 1,428,628 common shares representing 33%, 34 % and 5% of shares outstanding as of December 31, 2006, 2005, and 2004.

The total SUPER device purchases from Medical Monitors, LTD for the years ended December 31, 2005, and 2004 were $782,955 and $11,560, respectively. There were no inventory purchases during the year ended December 31, 2006. The accounts payable balance to Medical Monitors, LTD as of December 31, 2006, 2005 and 2004 was $425,595 $475,595 and $13,560, respectively.

Director and Officer Services

During the years ended December 31, 2005 and 2004 certain Directors and Officers provided consulting services to the Company in exchange for 3,750,115 and 24,626,172 shares of common stock, respectively. The value of their services was based on the estimated fair value of the common stock received, which was estimated to be equal to the par value of the shares. Accordingly the Company has recorded expenses of $67,502 and $447,408 during 2005 and 2004, respectively, for these services.

During the year ended December 31, 2006 certain Directors and Officers provided consulting services to the Company which totaled $421,818 and are included in Account Payable - related parties as of December 31, 2006.

5. LEASE COMMITMENTS

Operating Leases -

The Company leases office space in Lake Forest, Illinois, pursuant to the terms of a sub-lease at $4,800 per month to house the corporate headquarters for iCardia and the monitoring center. There are no other leased properties. The sub-lease expires in August 2007 and the Company is performing an ongoing review of new locations in process.

Total minimum lease payments under non-cancelable operating lease commitments are as follows:

	For the years ended December 31,
	2007	2008	2009	2010	2011
Minimum Lease Payments due	$38,400	$-	$-	$-	$-

Rent expense for the years ending December 31, 2006, 2005, and 2004 was $70,590, $46,000 and $24,000, respectively, with 2004 being a six month sub-lease period.

Capitalized Leases -

The Company has leases for certain equipment which is required to be accounted for as capital leases under FASB 13. The following is a schedule of leased equipment under capital lease:

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

	2006	2005	2004

Equipment	$19,846	$19,846	$19,846

Less accumulated depreciation and amortization	(8,838)	(4,869)	(900)

Equipment, net	$11,008	$14,977	$18,946

Minimum future lease payment under capital leases as of December 31, 2006 for each of the next five years and in the aggregate is:

2007	$4,668
2008	-
2009	-
2010	-
2011	-
4,668
Less: Amount representing interest	1,372
Present value of minimum lease payments	$3,296

6. DEFERRED REVENUE

An agreement was entered into with a third party distributor, Physician Sales and Services, Inc. (“PSS”) in March 2005, for the exclusive rights to sell the iCardia monitoring device and services to primary care physicians for a two year period. PSS prepaid iCardia the amount of $601,250 and this was recorded as deferred revenue. The distributor revenues related to PSS are recognized when the devices are shipped at the product price and the service revenue is recognized when patients are referred by their physician for 30 days of monitoring service. As of December 31, 2006 and 2005, the PSS balance remaining in deferred revenue was $521,678 and $566,600. The PSS agreement was modified at the end of 2006 and the majority of product shipments and billing is now done directly between iCardia and the physician accounts with PSS reimbursed according to the new fee schedule.

7. NOTES PAYABLE

Convertible Notes Payable

As of December 31, 2006, 2005 and 2004, the Company had $1,346,070, $459,975, and $100,000, respectively, of unsecured convertible debt instruments outstanding.

During the years ended December 31, 2005 and 2004, the Company issued, in private placements, a total of $350,000 and $100,000 face value, convertible debentures, respectively, plus 200,000 and 700,000 of attached warrants to acquire shares of Company stock at $0.50 per share, respectively. The value of the attached warrants was recorded as a discount to the related debentures and amortized to interest expense of the term of the loans resulting in $180,000 of additional interest expense during the year ended December 31, 2005. The debentures matured April 30, 2005 and the total of $450,000 of the convertible debentures plus accrued interest were repaid in 2005 prior to conversion. As of December 31, 2006, 2005 and 2004, 900,000, 900,000 and 200,000, respectively, of these warrants were issued and outstanding, and none of these warrants have been exercised.

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

During the year ended December 31, 2005 the Company issued a $459,975 promissory note bearing interest at an annual rate of 8% and due on demand. On March 24, 2006 the terms of the note were modified. The new terms provided for a maturity date 120 days from the date of issuance, an annual interest rate of 8%, and the new note is convertible at 50% of the average listing price of the Company’s common shares during the first 70 days that the Company’s stock is publicly traded. Additionally a fee of $65,000 was charged as a result of the modification which increased the outstanding loan amount to $560,975, which is reflected in the income statement as a loss on debt extinguishment. This note remains outstanding as of December 31, 2006.

During the year ended December 31, 2006, the Company issued, in private placements, a total of $721,095 of convertible debentures, convertible at 50% of the average listing price of the Company’s common shares during the first 70 days that the Company’s stock is publicly traded. Additionally the Company issued $100,000 of convertible debentures convertible at $0.03 per share. These notes are due on demand and 120 days from their issuance date bear interest at an annual rate of 8%. These notes remain outstanding as of December 31, 2006.

Demand Notes Payable

As of December 31, 2006, 2005, and 2004 the Company had unsecured demand notes totaling $99,548, $59,623, and $116,825 bearing interest at an annual rate of 8% and are due on demand.

8. LONG-TERM INCENTIVE PLAN

In 2004 the Board of Directors of iCardia Healthcare, adopted the Long-Term Incentive Plan, that included authorization for the issuance of up to 5,400,000 option shares to purchase common stock, to be issued as Incentive Stock Options or Non-Incentive Stock Options to our key employees, officers, directors or consultants.

The purchase price of the common stock subject to each Incentive Stock Option shall not be less than the fair market value (as determined in the Plan), or in the case of the grant of an Incentive Stock Option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted. The purchase price of the common stock subject to each Non-Incentive Stock Option shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such shares of common stock at the time such option is granted. A total of 630,000 and 660,000 stock options were issued under the plan as of December 31, 2006 and 2005.

MedPri Limited, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005, and 2004

9. INCOME TAXES

The components of the deferred tax assets are as follows:

	2006	2005	2004

Net operating loss carryforward	$1,852,000	$1,330,000	$363,000

Valuation allowance	(1,852,000)	(1,330,000)	(363,000)

Net deferred tax assets	$-	$-	$-

The Company had available approximately $4,648,000, $3,338,000 and $911,000 of unused Federal and State net operating loss carryforwards, respectively, at December 31, 2006, 2005 and 2004, which were generated primarily by one of the company's two US subsidiaries, that may be applied against future taxable income. These net operating loss carryforwards expire for Federal purposes in 2030. There is no assurance that the Company will realize the benefit of the net operating loss carryforwards.

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2006, 2005 and 2004, valuations for the full amount of the net deferred tax asset were established due to the uncertainties as to the amount of the taxable income that would be generated in future years.

Reconciliation of the differences between the statutory tax rate and the effective income tax rate is as follows:

	2006	2005	2004

Statutory federal tax (benefit) rate	(34.00)	(34.00)	(34.00)
Statutory state tax (benefit) rate	(5,83)	(5,83)	(5,83)
Effective tax rate	(39.83)	(39.83)	(39.83)
Valuation allowance	39.83	39.83	39.83
Effective income tax rate	-%	-%	-%

MedPri Limited, Inc. and GIMU Pro Forma
CONSOLIDATED BALANCE SHEET (UNAUDITED)
YEAR ENDED DECEMBER 31, 2006

		MedPri	GIMU	Pro Forma		Pro Forma
		(Historical)	(Historical)	Adjustments		Combined
ASSETS

Current Assets:
Cash		$48,062	$66	$-		$48,128
Accounts receivable, net of allowance for doubtful accounts of $32,612		178,028	-	-		178,028
Other Receivables		-	-	-		-
Inventory		355,624	-	-		355,624
Prepaid expenses		293	6,000	-		6,293
Total current assets		582,007	6,066	-		588,073

Property and Equipment, net		54,379	-	-		54,379

Other Assets - deposits		2,154	-	-		2,154

Total Assets		$638,541	$6,066	$-		$644,607

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses		$378,030	$20,607	$-		$398,637
Accounts payable - related party		847,413	533,079	-		1,380,492
Convertible notes payable		1,346,070	-	-		1,346,070
Demand notes payable		99,548	-	10,000,000	Note 1	10,099,548
Notes payable - related party		272,850	-	4,000,000	Note 2	4,272,850
Unearned revenue		521,768	-	-		521,768
Current portion of obligations under capital leases		1,678	-	-		1,678
Total current liabilities		3,467,358	553,686	14,000,000		18,021,044

Commitments and Contingent Liabilities		-	-	-		-

Shareholders' Deficit:

Common Stock	Note 3	1,049,436	4,990,523	(4,416,438)	Note 4	1,623,522
Treasury Stock		(119,691)		119,691	Note 5	-
Additional paid-in capital		1,989,774	51,000	(1,292,396)	Note 6	748,378
Retained deficit		(5,748,336)	(5,589,143)	(8,410,857)	Notes 1, 2, 6	(19,748,336)
Total shareholders' deficit		(2,828,816)	(547,620)	(14,000,000)		(17,376,436)

Total Liabilities and Shareholders' Deficit		$638,541	$6,066	$-		$644,607

Note 1 - A Promissory Note in the amount of $10 million will be issued to MedPri Shareholders, which will be recorded as a distribution to shareholders.

Note 2 - A Promissory Note in the amount of $4 million will be issued to Medical Monitors (a significant shareholder) for the transfer of IP technology, which will be treated a distribution to shareholders.

Note 3 - MedPri Shares Overview

Common Stock, $0.018 par value, 100,000,000 shares authorized and 58,302,000 outstanding at December 31, 2006
Treasury Stock, 8,000,000 shares at December 31, 2006

Note 4 - Post Transaction Shares Overview

In exchange for all the capital stock of MedPri, the shareholders of GIMU will issue 74,000,000 shares to the shareholders of MedPri resulting in a total of 90,195,645 shares outstanding, par $0.018

The shareholders of MedPri will also receive 7,400,000 common stock warrants exercisable at $0.50 per share with a five year term and the promissory notes discussed in Note 1 and Note 2 above.

Note 5 - Eliminates treasury shares held by MedPri

Note 6 - Eliminates retained earnings of GIMU

PF-1

MedPri and GIMU Pro Forma
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2006

	MedPri	GIMU	Pro Forma	Pro Forma
	(Historical)	(Historical)	Adjustments	Combined
		Note 1
Revenue:
Net revenues	$1,081,089	$-	$-	$1,081,089
Other revenue	-	-		-
	1,081,089	-	-	1,081,089

Cost of Goods Sold:
Cost of Goods Sold	875,947	-		875,947

Gross Income	205,143	-	-	205,143

Operating, General and Administrative Expenses:
Operating, general and administrative expenses	1,849,970	77,720	-	1,927,690
Depreciation	37,824	-	-	37,824
	1,887,794	77,720	-	1,965,514

Operating (Loss)	(1,682,652)	(77,720)	-	(1,760,372)

Other Expense:
Interest expense	112,162	505	-	112,667
Loss on debt extinguishment	65,000	-	-	65,000

Net (Loss) before Income Taxes	(1,859,814)	(78,225)	-	(1,938,039)

Provision for income taxes:
Income tax expense	-	-	-	-

Net (Loss)	$(1,859,814)	$(78,225)	$-	$(1,938,039)

Weighted average common shares outstanding
basic and diluted	57,565,092	16,195,645	N/A	90,000,000

Net (loss) per common share-basic and diluted	$(0.03)	$(0.005)	N/A	$(0.02)

Note 1 - GIMU has March 31 fiscal year end and the above is derived from the quarterly and annual filings of GIMU.

PF-2